Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Coeur d'Alene Mines Corporation:
The Board of Directors
Coeur d'Alene Mines Corporation:
We consent to the incorporation by reference in the registration statements (Nos. 333-130711, 333-154391 and 333-161617) on Form S-3 and the registration statements (Nos. 033-60163, 333-112253, and 333-125903) on Form S-8 of Coeur d'Alene Mines Corporation of our reports dated February 21, 2013, with respect to the consolidated balance sheets of Coeur d'Alene Mines Corporation as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income (loss), changes in shareholders' equity and cash flows, for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10-K of Coeur d'Alene Mines Corporation.

/s/KPMG LLP
Seattle, Washington
February 21, 2013